EMPLOYMENT AGREEMENT

     THIS AGREEMENT entered into this 1st day of February 2001, by and between Community Bank of Tri-County (the "BANK") and William J. Pasenelli (the "Employee"), effective as of the date hereof (the "Effective Date").

     WHEREAS, the Employee has heretofore been employed by the bank as and is experienced in all phases of the business of the Bank; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment.  The Employee is employed as the Chief Financial  Officer of
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the Bank. The Employee shall render such  administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors of the Bank ("Board") may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2. Base  Compensation.  The Bank agrees to pay the Employee during the term
        ------------------
of this agreement a salary at the rate of $103,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his/her salary.

     3.  Discretionary  Bonus.  The Employee  shall  participate in an equitable
         --------------------
manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4. (a)  Participation in Retirement,  Medical and Other Plans. The Employee
             -----------------------------------------------------
shall participate in any plan that the Bank maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

        (b)   Employee Benefits; Expenses. The Employee shall participate in any
              ---------------------------
fringe benefits which are or may become available to the Bank's senior management employees,

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


any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employees shall be reimbursed for all reasonable out-of-pocket business expenses which he/she shall incur in connection with his/her services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

     5. Term.  The Bank hereby  employs the  Employee,  and the Employee  hereby
        ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determined in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

     6. Loyalty; Non-competition.
        -------------------------

        (a) During the period of his/her employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his/her full business time, attention, skill, and efforts to the faithful performance of his/her duties hereunder; provided, however, from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his/her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interest of the Bank, or be gainfully employed in any other position or job other than as provided above.

        (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     7.  Standards.  The  Employee  shall  perform  his/her  duties  under  this
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Agreement  in  accordance  with  such  reasonable  standards  as the  Board  may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him/her to perform his/her duties.

     8. Vacation and Sick Leave. At such reasonable  times as the Board shall in
        -----------------------
its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself/herself voluntarily from the performance of his/her employment under this Agreement, all such voluntary absences to count as vacation time, provided that:


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

        (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically established for senior management employees of the Bank.

        (b) The Employee shall not receive any additional compensation from the Bank on account of his/her failure to take a vacation, and the Employee shall not accumulate unused vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

        (c) In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay, to absent himself/herself voluntarily from the performance of his/her employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

        (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.  Termination  and  Termination  Pay.  Subject to Section 11 hereof,  the
         ----------------------------------
Employee's   employment   hereunder  may  be  terminated   under  the  following
circumstances:

        (a)  Death.  The  Employee's   employment  under  this  Agreement  shall
             -----
terminate upon his/her death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his/her death occurred.

        (b) Disability.  The Bank may terminate the Employee's  employment after
            ----------
having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his/her duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Employee's ability to substantially perform his/her duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section 9(b).

        (c)  Just  Cause.  The Board  may,  by written  notice to the  Employee,
             -----------
immediately terminate his/her employment at any time for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final

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

cease-and desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, (i) the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less that a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the board), finding that in the good faith opinion of the board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.

        (d) Without Just Cause.  Subject to Section II hereof, the board may, by
            ------------------
written notice to the Employee, immediately terminate his/her employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to Section 2 hereof for a period of one year following termination of employment, and (ii) the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in for a period of one year following termination of employment based upon benefit levels substantially equal to those that the bank provided for the employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in period payment over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination.

        Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause (i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under clauses (i) and (ii) hereof exceeds three times his/her average annual compensation based on his/her most recent five taxable years.

        (e)  Termination or Suspension under Federal Law. (1) If the Employee is
             -------------------------------------------
removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

          (2) If the Bank is in default (as defined in section 3(x)(1) of FDIA), all obligations under this agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

          (3) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


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

          (4) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with applicable laws and regulations.

        (f) Voluntary Termination by Employee. Subject to Section 11 hereof, the
            ---------------------------------
Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the employee shall receive only his/her compensation, vested rights and employee benefits up to the date of his/her termination.

     10. No  Mitigation.  The  Employee  shall not be required  to mitigate  the
         --------------
amount of any payment provided for this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.
         -----------------

        (a) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Bank or Tri-County Financial Corporation (the "Corporation"), the Employee shall be paid an amount equal to the difference between (i) the product of 2.00 times his/her "base amount" as defined in Section 280G (b) (3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G
(b) (2) of the Code) that the Employee receives an account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's or Corporation's voting stock, (2) the control of the election of a majority of the Bank's or Corporation's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Corporation by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation of the Bank (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two thirds of the Continuing directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any other for of entity not specifically listed herein.

        (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his/her employment under this Agreement within twelve (12) months following a change in control of the Bank or Corporation, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon


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


the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his/her personal residence, or perform his/her principal executive functions, more than thirty-five (35) miles from his/her primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be increased from time to time;
(iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him/her under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him/her at the time of the change of control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his/her position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank, if the Employee is serving on the Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his/her employment with the Bank.

        (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

        (d) In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this agreement, including this Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Section 11 or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorney's fees, arising form such dispute, proceedings or actions, provided that the Employee shall obtain a final judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.


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


     12. Successors and Assigns.
         ----------------------

        (a) This Agreement shall incur to the benefit of and be binding upon any corporate of other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

        (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his/her rights or duties hereunder without first obtaining the written consent of the Bank.

     13.  Amendments.  No  amendments  or  additions to the  Agreement  shall be
          ----------
binding unless made in writing and signed by all of the parities, except as herein otherwise specifically provided.

     14. Applicable Law. Except to the extent preempted by Federal law, the laws
         --------------
of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     15.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16. Entire  Agreement.  This Agreement,  together with any understanding or
         -----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove the written.

ATTEST:                                COMMUNITY BANK OF TRI-COUNTY


/s/ H. Beaman Smith                    /s/ Michael L. Middleton
---------------------------------      -----------------------------------------
H. Beaman Smith                        Michael L. Middleton
Secretary                              President


WITNESS:                               EMPLOYEE:


/s/ Christy M. Lombardi                /s/ William J. Pasenelli
---------------------------------      ----------------------------------------
                                       William J. Pasenelli



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